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                         SETTLEMENT AND LEASE AGREEMENT



     This Settlement and Lease Agreement ("Agreement") is made and entered into as of June 17, 1994, by and between SHELDON KASOWER ("Kasower") and MEMBERSHIP DEVELOPMENT, INC. ("MDI"), on the one hand and SPORTS-TECH, INC. ("Sports-Tech"), on the other hand.

                                    RECITALS


     A. Since on or about August 31, 1992, MDI has provided marketing consulting and related services to Sports-Tech. Kasower, in his capacity as Chairman of MDI, was involved in such marketing consulting and related services.

     B. Pursuant to the arrangements for MDI to provide such services, Sports-Tech has made certain payments to MDI and has undertaken to issue certain shares of Sports-Tech's common stock to MDI in consideration of those services.

     C. Disputes have arisen about the nature and terms of the parties' relationship, and the parties have agreed to resolve all disputes and claims between them under the terms of this Agreement.

     NOW THEREFORE,  in consideration of the covenants and agreements  contained
herein  and  for  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, it is agreed as follows:


                                   AGREEMENTS


     1. Termination of All Existing Arrangements. Upon execution of this Agreement, the parties shall have no further obligations to each other except as specified in this Agreement. All arrangements for MDI to provide services of any kind to Sports-Tech are terminated by mutual consent effective June 30, 1994, and MDI shall have no further authority to act on behalf of Sports-Tech. MDI represents and warrants that it has not made any commitment or incurred and obligation on behalf of Sports-Tech on or after June 1, 1994.

     2. Ownership of Equipment. MDI shall retain possession of and is hereby granted all of Sports-Tech's right, title and interest in the computer equipment and software now in MDI's possession. The equipment is accepted by MDI "as is and where is." Sports-Tech gives no warranty whatsoever to MDI about such equipment, including any warranties of merchantability, quality or fitness.


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     3. Ownership of Products and Services. All products, services, intellectual property, data bases, goodwill, enhancements, trademarks, copyrights and other materials developed by MDI for Sports-Tech relating to the High School Athletic Pool, the Collegiate Athletic Network and Sports-Tech Sports Cards ("the
Properties")  are  and  remain  the  exclusive  property  of  Sports-Tech.   MDI
acknowledges that it has no rights whatsoever in the Properties.

     4. MDI's Covenant Not to Compete. In consideration of the payment by Sports-Tech to MDI of the Sum of One Hundred Forty-Four Thousand Dollars ($144,000) in the manner specified in Paragraph 5, below, and in consideration of the shares issued pursuant to Paragraph 7, below, MDI agrees that neither it nor any of its officers, directors or shareholders shall, at any time during the period from the date of this Agreement until June 30, 1997, in the United states or its territories and possessions:

     (a) Accept employment with, become involved with, or otherwise engaged, directly or indirectly, in any business or venture involving development, marketing or manufacturing of sports video editing systems or products or services substantially identical to the Properties ("a Competitive Business");

     (b)  Solicit  directly  or  indirectly  customers  or former  customers  of
Sports-Tech with the intent or effect of making them customers of a substantially identical Competitive Business through the use of customer lists or other devices which involve identification of present or former customers as such; or

     (c)  For  the  purposes  of  employment  in  any  substantially   identical
Competitive Business, entice or offer employment to any employee who at that time is employed by Sports-Tech.

     These restrictions do not preclude MDI or its officers, directors and shareholders from involvement in any other sports-related business which is not a Competitive Business.

     5. Installment Note Payable to MDI. Sports-Tech shall pay to MDI the sum of Six Thousand Dollars ($6,000) per month for twenty-four (24) consecutive months, beginning July 1, 1994. This obligation shall be evidenced by Sports-Tech's unsecured promissory note in the amount of One Hundred Forty-Four Thousand Dollars ($144,000), bearing no interest, in the form of Exhibit 1 attached hereto. Payments shall be sent by Sports-Tech on the first business day of each month to MDI at 23501 Park Sorrento, Suite 102, Calabasas, CA 91302, or to such other address as MDI shall designate in writing. If any monthly payment is not received by MDI by the seventh (7th) day of any month, then MDI shall notify Sports-Tech by facsimile that the payment is past due. After such notice, the promissory note shall be in default unless the overdue monthly payment is transmitted to MDI by any method and received by


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MDI on or before the  fifteenth  (15th)  day of the month or unless the  monthly payment is transmitted by MDI by Sports-Tech via overnight courier service on the fifteenth (15th) day of the month providing for delivery to MDI the following business day. In the event of such default, MDI may accelerate the balance due.

     6. Cancellation of All Options and Warrants. All warrants and options held by MDI with respect to any shares of Sports-Tech's common stock are hereby canceled by mutual agreement.

     7. Issuance of Shares to MDI. Concurrently with the execution of this Agreement, Sports-Tech shall deliver 100,000 unregistered shares of Sports-Tech's common stock, represented by Certificate No. SPTK 1009, dated June 9, 1994. Upon execution of this Agreement, Sports-Tech shall instruct its transfer agent to immediately issue and deliver to MDI 150,000 additional unregistered shares of Sports-Tech's common stock. Sports-Tech shall cause its counsel to file a registration statement with the SEC as to these 250,000 unregistered shares ("the Shares") not later than sixty (60) days after the date of filing Sports-Tech's Form 10-K for the fiscal year ended June 30, 1994. MDI represents and warrants that it is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to or for sale in connection with any distribution thereof, within the meaning of the Securities Act of 1933, as amended. MDI shall sign such documentation as may be required by the SEC to obtain registration of the Shares. In the event litigation is filed to enforce this paragraph 7, the prevailing party shall be entitled to recover its attorneys' fees and litigation expenses.

     8. Restriction on Sale of the Shares. During the period to and including October 31, 1994, MDI shall sell no more than fifteen thousand (15,000) of the Shares in any calendar month, except that, so long as the average trading volume of Sports-Tech's common stock exceeds ten thousand (10,000) shares per day for the ten (10) consecutive trading days ending the day prior to the date of a sale by MDI, this restriction shall not apply. Any shares sold by MDI shall not be included in the trading volume for purposes of determining this average. MDI agrees and acknowledges that injunctive relief is one appropriate remedy for violation of this provision. In the event litigation is filed to enforce this paragraph 8, the prevailing party shall be entitled to recover its attorneys' fees and litigation expenses.

     9. MDI's Release of Sports-Tech. In consideration of the mutual promises and releases exchanged herein, and except for the obligations expressly undertaken in this Agreement, MDI, on behalf of itself, and on behalf of its respective successors, trustees and assigns, hereby forever and fully releases Sports-Tech, and its past and present employees, agents, representatives, affiliates, successors, predecessors, assigns, partners, accountants, attorneys, shareholders, officers and directors, from any and all, known


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or unknown,  anticipated or  unanticipated,  accrued or unaccrued,  suspected or unsuspected, or fixed, conditional or contingent actions or causes of action, at law or in equity, suits, demands, debts, defenses, claims, contracts, covenants, liens, liabilities, losses, costs, accounts, expenses and damages of every nature, kind and description, existing as of the date of this Agreement.

     10. Kasower's Release of Sports-Tech. In consideration of the mutual promises and releases exchanged herein, and except for the obligations expressly undertaken in this Agreement, Kasower, on behalf of himself, and on behalf of his respective heirs, administrators, successors, trustees and assigns, hereby forever and fully releases Sports-Tech, and its past and present employees, agents, representatives, affiliates, successors, predecessors, assigns, partners, accountants, attorneys, shareholders, officers and directors, from any and all, known or unknown, anticipated or unanticipated, accrued or unaccrued, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action, at law or in equity, suits, demands, debts, defenses, claims, contracts, covenants, liens, liabilities, losses, costs, accounts, expenses and damages of every nature, kind and description, existing as of the date of this Agreement.

     11. Sports-Tech's Release of Kasower and MDI. In consideration of the mutual promises and releases exchanged herein, and except for the obligations expressly undertaken in this Agreement, Sports-Tech on behalf of itself and its successors, trustees and assigns, hereby fully and forever releases Kasower and MDI, and each of them, and their respective past and present employees, agents, representatives, affiliates, successors, predecessors, assigns, partners, accountants, attorneys, shareholders, officers and directors, from any and all, known or unknown, anticipated or unanticipated, accrued or unaccrued, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action, at law or in equity, suits, demands, debts, defenses, claims, contracts, covenants, liens, liabilities, losses, costs, accounts, expenses and damages of every nature, kind and description, existing as of the date of this Agreement.

     12. Waiver of Civil Code Section 1542. With respect to the releases given in paragraphs 9, 10 and 11, of this Agreement, the parties expressly acknowledge and agree that this Agreement fully and finally releases and forever resolves the claims released and discharged in paragraphs 9, 10 and 11, including those which are unknown, unanticipated or unsuspected or which may hereafter arise as a result of the discovery of new or additional facts, and the parties to this Agreement hereby expressly waive all of the benefits under Section 1542 of the Civil Code of California, as well as under any other statutes, legal decisions, or common law principles of similar effect, to the extent that such benefits may contravene the provisions of paragraphs 9, 10 and 11, of this


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Agreement.  The parties  acknowledge that they have read and understand  Section
1542, which provides:


          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
          MUST  HAVE  MATERIALLY  AFFECTED  HIS  SETTLEMENT  WITH  THE
          DEBTOR."


     13. Warranty of No Assignment. The parties to this Agreement each warrant, represent and agree that they have not heretofore assigned, subrogated, licensed, pledged, hypothecated, sold or transferred to any person whatsoever any claim or interest released in paragraphs 9, 19 and 11, of this Agreement, and that they are authorized to execute this Agreement in all respects. In the event any claim is made against any party because of any purported assignment, subrogation, license, pledge, hypothecation, sale or transfer of any claim or interest released in paragraphs 9, 10 and 11, of this Agreement, the party who purportedly assigned, subrogated, pledged, licensed, hypothecated, sold or transferred the claim or interest shall defend, indemnify and hold harmless the party against whom the claim is made, from any loss, damages, costs and attorneys' fees incurred.

     14. Indemnity of MDI by Sports-Tech. Notwithstanding the general release given is this Agreement, in the event a claim or suit is asserted against MDI by a person not a party to this Agreement on the basis that MDI is liable on account of any act or omission committed by Sports-Tech prior to the date of this Agreement, Sports-Tech shall defend, indemnify and hold MDI harmless from any loss, damage or attorneys' fees incurred.

     15. Indemnity of Sports-Tech by MDI. Notwithstanding the general release given in this Agreement, in the event a claim or suit is asserted against Sports-Tech by a person not a party to this Agreement on the basis that Sports-Tech is liable on account of any act or omission committed by MDI prior to the date of this Agreement, or on the basis that Sports-Tech is liable for any obligation or commitment undertaken by MDI on or after June 1, 1994, MDI shall defend, indemnify and hold Sports-Tech harmless from any loss, damage or attorneys' fees incurred.

     16. No Admission of Liability. Each party expressly understands and acknowledged that this Agreement is entered into for the purpose of compromising disputed claims and avoiding the expense and inconvenience of litigation, and is not, and shall not be construed to be, an admission on the part of any party of any unlawful or wrongful conduct or any liability whatsoever.

     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties. Each party expressly acknowledges


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that in entering into this Agreement, it or he has not relied upon any statement or representation made by the other parties or the other parties' representative which is not set forth herein. Without limiting the generality of the foregoing, MDI expressly acknowledges that neither Sports-Tech nor any representative of Sports-Tech has made any representations about the financial condition of the company, the price or expected price of shares of the company's stock or the solvency of the company now or in the future.

     18. No Construction Against Any Party. Each of the parties hereto acknowledges that this Agreement has been negotiated at arm's length among persons knowledgeable in the matters dealt with herein, and that they have had the opportunity to be represented by counsel in connection with the making and execution of this Agreement, but that MDI elected voluntarily not to consult with counsel. Any rule of law, including but not limited to, California Civil Code Section 1654, or any other statutes, legal decisions or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party who drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties hereto.

     19. Inferences Not Permissible. Nothing in this Agreement shall be construed to permit any inference that Kasower maintains any relationship with MDI other than that of the duly elected Chairman of the Board serving at the pleasure of the shareholders of MDI.

     20. Applicable Law. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Nevada.

     21. No Modification Unless in Writing. This Agreement may not be modified except by a writing signed by all parties.

     22. Further Assurances. The parties agree to cooperate with one another to sign, execute and deliver any and all documents or writings necessary, proper or helpful in order to carry out or effectuate any of the provisions of this Agreement.

     23. Severability. If any clause or paragraph or any part thereof in this Agreement is held to be unenforceable, void or voidable, all remaining provisions shall nevertheless continue in full force and effect.

     24.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.


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     IN WITNESS WHEREOF, the parties have executed this agreement as of the date written above:


SPORTS-TECH, INC.                              MEMBERSHIP DEVELOPMENT, INC.


By /s/ ARNOLD ROSENSTEIN                          By /s/ SHELDON KASOWER
   ---------------------                          ----------------------
    President                                     Chairman

                                                  /s/ SHELDON KASOWER
                                                  ----------------------
                                                  Sheldon Kasower










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                                PROMISSORY NOTE



$144,000                                               Beverly Hills, California
                                                       June 17, 1994




     For  value  received,   the  undersigned  promises  to  pay  to  Membership
Development, Inc. at Calabasas, California, in installments as herein stated, the sum of One Hundred Forty-Four Thousand Dollars ($144,000), without interest. Payment shall be made in installments of Six Thousand Dollars ($6,000) per month for twenty-four (24) consecutive months, beginning July 1, 1994. Payment shall be sent on the first business day of each month.

     There shall be a default under this note if any installment is not received by the holder of this note by the next business day after the fifteenth day of the month, provided written default notice has been given to maker by facsimile at (310) 274-3285 (or such other facsimile number as maker may designate) by the seventh day of the month. Should default be made in the payment of any installment, the whole unpaid sum balance shall become immediately due upon notice at the option of the holder of this note.

     This note may be prepaid at any time in whole or in part without premium or penalty. If action be instituted on this note, the maker promises to pay reasonable attorneys' fees to the holder.


                                       SPORTS-TECH, INC.



                                       By: /s/ ARNOLD ROSENSTEIN
                                           ------------------------
                                            ARNOLD ROSENSTEIN
                                            PRESIDENT





                                   EXHIBIT 1

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